EXHIBIT 2.6

                                   BY-LAWS OF
                        ADVANCED GAMING TECHNOLOGY, INC.


                               ARTICLE 1 - OFFICES

         The principal office of the corporation shall be located in the City and County of San Diego, State of California, or such other place as the board of directors may from time to time designate. The corporation may have such other offices, either within or without the state, as the business of the corporation may require and as the board of directors may from time to time designate.


                            ARTICLE II - STOCKHOLDERS

1.       ANNUAL MEETING
         The annual meeting of the stockholders shall be held each year on a date and at a time designated by the board of directors. The date so designated shall be within five (5) months after the end of the fiscal year of the corporation, and within fifteen (15) months after the last annual meeting. At each annual meeting directors shall be elected, and any other proper business within the power of the stockholders may also be transacted.

2.       SPECIAL MEETING

         A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president or vice president, or by one or more stockholders holding shares in the aggregate entitled to vote of not less than twenty-five (25) percent of all outstanding shares of the corporation entitled to vote at the meeting, unless otherwise prescribed by statute.

         If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the Provisions of Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Article II shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

3.       NOTICE OF MEETING
         All notices of meetings of stockholders shall be sent or otherwise given in accordance with paragraph 3 of this Article II, and shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest as defined in the Corporations Code of Wyoming, (ii) an amendment of the articles of incorporation under that code, (iii) a reorganization of the corporation, under that code, (iv) a voluntary dissolution of the corporation under that code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under that code, the notice shall also state the general nature of the proposal.

4.       MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
         Notice of any stockholders' meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient by the person giving the notice, or sent by other means of written communication.

         If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand at the principal executive office of the corporation for a period of one year from the date of giving the notice.

         An affidavit of the mailing or other means of giving any notice of any stockholders' meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and filed and maintained in the minute book of the corporation.

5.       CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE
         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination with respect to the stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period of time, but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least twenty (20) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty
(30) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When determination of the status of stockholders has been made as provided in this section, such determination shall also apply to voting for any adjournment thereof.

6.       VOTING  LIST
         The officer or agent having charge of the stock transfer books for the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be subject to and available for inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to eligibility of any stockholder entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.       QUORUM
         The presence in person or by proxy of the holders of thirty (30) percent of the outstanding shares of the corporation entitled to vote shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

8.       PROXIES
         Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney in fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy, or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Corporations Code of Wyoming.

9.       ADJOURNED MEETING; NOTICE
         Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided herein.

         When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment took place, or unless the adjournment is for more than forty-five
(45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of this Article II. At any reconvened adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

10.      VOTING
         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of these by-laws and the Corporations Code of the State of Wyoming. The stockholders vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun. On any matter other than the election of directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares, or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the shareholders' approving vote is with respect to all shares that the stockholder is entitled to vote. If a quorum is present (or if a quorum has been present earlier at the meeting but some stockholders had withdrawn) the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or by the articles of incorporation.

         At a stockholders' meeting at which directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast), unless the candidates' names have been placed in nomination before the commencement of the voting and a shareholder has given notice before the commencement of the voting of the stockholders' intention to cumulate votes. If any stockholder has given such notice, then every shareholder entitled to vote may cumulate votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

11.      INSPECTION OF ELECTION
         Before any meeting of stockholders, the board of directors may appoint any persons other than the nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting shall, upon the request of any stockholder or a stockholders' proxy, appoint a person to fill the vacancy.

         These inspectors shall:

         (a) Determine the number of shares and the voting power of each; the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

         (b)      Receive votes, ballots, or consents;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d)      Count and tabulate all votes or consents;

         (e)      Determine when the polls shall close;

         (f)      Determine the result; and

         (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.



                             ARTICLE III - DIRECTORS

1.       POWERS
         Subject to the provisions of the Wyoming General Corporation Law and any limitations in the articles of incorporation and these by-laws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         Without prejudice to these general powers, and subject to the same limitations, the board of directors shall have the power to:

         (a) Select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these by-laws; fix their compensation; and require from them security for faithful service.

         (b) Change the principal executive office or the principal business office in the state from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the state; and designate any place within or without the state for the holding of any stockholders' meeting or meetings; including annual meetings.

         (c) Adopt, make, and use a corporate seal; prescribe the forms of certificate of stock; and alter the form of the seal and the certificates.

         (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

         (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

2.       NUMBER AND QUALIFICATION OF DIRECTORS
         The authorized number of directors of the corporation shall be not less than three (3) nor more than nine (9). The exact number of authorized directors shall be three (3) until changed, within the limits specified above, by a by-law amending this Paragraph 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this by-law duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to less than five cannot be adopted if the votes cast against its adoption at a meeting of the stockholders, or the shares not consenting in the case of action by written consent, are equal to more than 16- 2/3 percent of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

3.       ELECTION AND TERM OF OFFICE OF DIRECTORS
         Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         No reduction of the authorized number of directors shall have the effect of removing any director before the director's term of office expires.

4.       VACANCIES

         A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail at any meeting of stockholders at which any director or directors are elected to elect the number of directors to be voted for that meeting.

         Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

         If a person is elected to the board but fails to participate in any meetings or to communicate with the other board members, it cannot be assumed that the position has become vacant. In the absence of death, resignation, or removal proceedings, the absent member must be carried on the board until that member's term expires.

         Vacancies in the board of directors may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filed only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of the holders of the outstanding shares entitled to vote. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote, except that filling a vacancy created by removal of a director shall require the written consent of the holders of all outstanding shares entitled to vote.

         Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

5.       PLACE OF MEETING AND MEETINGS BY TELEPHONE
         Regular meeting of the board of directors may be held at any place within or outside the state that has been designated from time to time by the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the state that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communications equipment, as long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present at the meeting.

6.       ANNUAL MEETING
         Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting at the place that the annual meeting of stockholders was held or at any other place that shall have been designated by the board of directors, for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

7.       OTHER REGULAR MEETINGS
         Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

8.       SPECIAL MEETINGS
         Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or president, any vice president, the secretary or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered at least forty-eight (48) hours before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting, nor need is specify the place if the meeting is to be held at the principal executive office of the corporation.

9.       QUORUM
         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Paragraph 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Corporation Code of Wyoming (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest, or as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the remaining directors at that meeting.

10.      WAIVER OF NOTICE
         The transaction of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice of a quorum is present and if each director (i) has received notice of the meeting, (ii) attends the meeting without protesting before or at the beginning of the meeting, the lack of notice to such director or (iii) before or after the meeting signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes of the meeting. Any such waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

11.      ADJOURNMENT

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

12.      NOTICE OF ADJOURNMENT
         Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time an place shall be given before the time of the adjourned meeting, in the manner specified in Paragraph 8 of this Article III, to the directors who were not present at the time of adjournment.

13.      ACTION WITHOUT MEETING
         Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as the unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

14.      FEES AND COMPENSATION OF DIRECTORS
         Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed and determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services as well.



                             ARTICLE IV - COMMITTEES

1.       COMMITTEES OF DIRECTORS
         The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

         (a)      The   approval  of  any  action   which,   under  the  General
                  Corporation  Law  of  Wyoming,  also  requires   stockholders'
                  approval or approval by the outstanding shares;

         (b) The filling of vacancies on the board of directors or in any committee;

         (c) The fixing of compensation of the directors for serving on the board or on any committee;

         (d) The amendment or repeal of by-laws or the adoption of new by-laws;

         (e) The amendment or repeal of any resolution of the board of director which by its express terms is not so amendable or repealable;

         (f) A distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within the price range determined by the board of directors; or

         (g) The appointment of any other committees of the Board of directors or the members of these committees.

2.       MEETINGS AND ACTION OF COMMITTEES
         Meeting and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these by-laws, Paragraph 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those by-laws as are necessary to substitute the committee and its members for the board of directors and its members except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these by-laws.


                              ARTICLE V - OFFICERS

1.       OFFICERS
         The officers of the corporation shall be a chairman of the board and/or a president, a secretary, and a vice president-finance who shall be the chief financial officer. The names and addresses of the principal officers shall be filed annually with the secretary of state. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Paragraph 3 of this Article V. Any number of offices may be held by the same person.

2.       ELECTION OF OFFICERS
         The officers of the corporation, except such officers as may be appointed in accordance with the provision of Paragraph 3 or Paragraph 5 of this
Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

3.       SUBORDINATE OFFICERS
         The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the board of directors may from time to time determine

4.       REMOVAL AND RESIGNATION OF OFFICERS
         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.       VACANCIES IN OFFICES
         A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these by-laws for regular appointments to that office.

6.       CHAIRMAN OF THE BOARD
         The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Paragraph 7 of this Article V.

7.       PRESIDENT
         Subject to such powers, if any, as may be given by the by-laws or board of directors to the chairman of the board, if there is such an officer, the president shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or, if there is none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the by-laws.

8.       VICE PRESIDENTS
         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the by-laws, or by the president, or by the chairman of the board if there is no president.

9.       SECRETARY
         The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings.

         The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a record of stockholders, or a duplicate record of stockholders, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary or assistant secretary, or if they are absent or unable to act or refuse to act, any other officer of the corporation, shall give, or cause to be given, notice of all meetings of the stockholders, of the board of directors, and of committees of the board of directors, required by the by-laws to be given. The secretary shall keep the seal of the corporation if one is adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.

10.      CHIEF FINANCIAL OFFICER
         The chief financial officer who shall have the title of vice president-finance, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.



 ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

         The corporation shall, to the maximum extent permitted by the Wyoming General Corporation Law, have power to indemnify each of its agents against expense, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.



                        ARTICLE VII - RECORDS AND REPORTS

1.       MAINTENANCE AND INSPECTION OF RECORD OF STOCKHOLDERS
         The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its stockholders, giving the names and addresses of all stockholders, and the number and class of shares held by each stockholder.

         A stockholder or stockholders of the corporation holding at least twenty-five (25%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of stockholders' names and addresses and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand, and on the tender of such transfer agent's usual charge for such list, a list of the stockholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of the date specified by the stockholder after the date of demand. This list shall be made available to any such stockholder or stockholders by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Paragraph 1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

2.       MAINTENANCE AND INSPECTION OF BY-LAWS
         The corporation shall keep at its principal executive office, the original or copy of the by-laws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Wyoming and the corporation has no principal business office in that state, the Secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of the by-laws.

3.       INSPECTION BY DIRECTORS
         Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

4.       ANNUAL REPORT TO STOCKHOLDERS
         Nothing herein shall either require or prohibit the board of directors from issuance of an annual or other periodic reports to stockholders, unless otherwise prescribed by the State of Wyoming General Corporation Law.

5.       FINANCIAL STATEMENTS
         A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any stockholder demanding an examination of any such statement or a copy shall be mailed to any such stockholder.

         If a stockholder or stockholders holding at least ten (10%) percent of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request.

         The corporation shall also, on the written request of any stockholder, mail to the stockholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

         The quarterly income statements and balance sheets referred to in this paragraph shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

6.       ANNUAL STATEMENT OF GENERAL INFORMATION
         The corporation shall, each year during the calendar month in which its articles of incorporation originally were filed with the Wyoming Secretary of State, or during the preceding five (5) calendar months, file with the Secretary of State, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary, and chief financial officer, the street address of its principal executive office or principal business office in the state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with the Wyoming Corporations Code.



                     ARTICLE VII - GENERAL CORPORATE MATTERS

1.       RECORD DATE FOR PURPOSES OTHER THAN NOTICE OR AND VOTING
         For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Wyoming General Corporation Law.

         If the board of directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60) day before the date of that action, whichever is later.

2.       CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS
         All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons in such manner as, from time to time, shall be determined by resolution of the board of directors.

3.       CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED
         The board of directors, except as otherwise provided in these by-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

4.       CERTIFICATES FOR SHARES
         A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any of these shares are fully paid, and the board of director may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed on a certificate, shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

5.       LOST CERTIFICATES
         Except as provided in this Paragraph 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificates for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate of the issuance of the replacement certificate.

6.       REPRESENTATION OF SHARES OF OTHER CORPORATIONS
         The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares it may own of any corporation or corporations, foreign or domestic. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by proxy duly executed by these officers.

7.       CONSTRUCTION AND DEFINITIONS
         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Wyoming General Corporation Law shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular, and the term "person" includes both a corporation and a natural person.

                             ARTICLE IX - AMENDMENTS

1.       AMENDMENT BY STOCKHOLDERS
         New by-laws may be adopted or these by-laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these by-laws, or the articles of incorporation provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.